As filed with the Securities and Exchange Commission on December 12, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DealerTrack Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2336218	7373
(State or other jurisdiction of	(I.R.S. Employer	(Primary Standard Industrial
incorporation or organization)	Identification No.)	Classification Code Number)

1111 Marcus Avenue
Suite M04
Lake Success, New York 11042
(516) 734-3600
(Address, including zip code, and telephone number,
including area code, of the registrant’s principal executive offices)

Eric D. Jacobs, Esq.
Senior Vice President, General Counsel and Secretary
DealerTrack Holdings, Inc.
1111 Marcus Avenue
Suite M04
Lake Success, New York 11042
(516) 734-3600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Kirk A. Davenport II, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-126944
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
	Aggregate	Registration
Title of Each Class of Securities to be Registered	Offering Price(2)	Fee(2)

Common stock, par value $0.01 per share(1)	$23,000,000	$2,461

(1)	Includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.

(2)	Based on the proposed offering price for the shares offered hereby.

     The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE
      The Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) by DealerTrack Holdings, Inc. (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1, as amended by Amendments No. 1 through 5 (Registration No. 333-126944) which was declared effective by the Commission on December 12, 2005 relating to the offering of shares of common stock of the Company with maximum aggregate offering price of up to $172,500,000 including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.
CERTIFICATION
      The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of December 13, 2005), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than December 13, 2005.

Signatures
      Pursuant to the requirements of the Securities Act of 1933, DealerTrack Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on December 12, 2005.

DEALERTRACK HOLDINGS, INC.

By:	/s/ Mark F. O’Neil

Mark F. O’Neil
Chairman of the Board, President and
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Mark F. O’Neil Mark F. O’Neil	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	December 12, 2005

/s/ Robert J. Cox III Robert J. Cox III	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 12, 2005

* Daniel E. Berce	Director	December 12, 2005

* Steven J. Dietz	Director	December 12, 2005

* Thomas R. Gibson	Director	December 12, 2005

* Mary Cirillo-Goldberg	Director	December 12, 2005

* John J. McDonnell, Jr.	Director	December 12, 2005

* James David Power III	Director	December 12, 2005

* Howard L. Tischler	Director	December 12, 2005

* /s/ Mark F. O’Neil Mark F. O’Neil Attorney in Fact		December 12, 2005

II-6

EXHIBIT INDEX

Number		Description

5	.1*	Opinion of Latham & Watkins LLP.

23	.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23	.2*	Consent of PricewaterhouseCoopers LLP.

23	.3*	Consent of PricewaterhouseCoopers LLP.

23	.4*	Consent of KPMG LLP.

23	.5*	Consent of PricewaterhouseCoopers LLP.
23	.6*	Consent of PricewaterhouseCoopers LLP.
23	.7*	Consent of PricewaterhouseCoopers LLP.
24	.1†,††	Powers of Attorney.

†	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-126944) filed July 28, 2005.

††	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-126944) filed September 22, 2005.

*	Filed herewith.